Exhibit 25(a)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

  X   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

THE EMPIRE DISTRICT COMPANY
(Exact name of obligor as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	44-0236370 (I.R.S. Employer Identification No.)

602 S Joplin Avenue
Joplin, Missouri 64801
TELEPHONE:  (417) 625-5100
 (Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)
__________________________

Unsecured Debt Securities

*Each Guarantor has the same principal executive office and phone number as Legacy Reserves LP.

________________________________________________________________

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Administrator of National Banks
United States Department of the Treasury
Washington, D.C. 20219

Federal Deposit Insurance Corporation
550 17th Street, N.W.
Washington, D.C. 20429

Federal Reserve Bank of San Francisco
P.O. Box 7702
San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.              Foreign Trustee.                              Not applicable.

Item 16.	List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 8th day of November 29, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION /s/ John C. Stohlmann John C. Stohlmann Vice President

EXHIBIT 6

November 29, 2013

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION /s/ John C. Stohlmann John C. Stohlmann Vice President

EXHIBIT 7

Consolidated Report of Condition of`

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$18,734
Interest-bearing balances	155,426
Securities:
Held-to-maturity securities	0
Available-for-sale securities	223,064
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	51
Securities purchased under agreements to resell	22,081
Loans and lease financing receivables:
Loans and leases held for sale	15,389
Loans and leases, net of unearned income	765,029
LESS: Allowance for loan and lease losses	12,970
Loans and leases, net of unearned income and allowance	752,059
Trading Assets	31,965
Premises and fixed assets (including capitalized leases)	7,597
Other real estate owned	3,689
Investments in unconsolidated subsidiaries and associated companies	627
Direct and indirect investments in real estate ventures	8
Intangible assets
Goodwill	21,549
Other intangible assets	21,750
Other assets	54,021
Total assets	$1,328,010

LIABILITIES
Deposits:
In domestic offices	$960,746
Noninterest-bearing	259,500
Interest-bearing	701,246
In foreign offices, Edge and Agreement subsidiaries, and IBFs	86,980
Noninterest-bearing	473
Interest-bearing	86,507
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	10,491
Securities sold under agreements to repurchase	13,961

Dollar Amounts
In Millions
Trading liabilities	16,250
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	55,893
Subordinated notes and debentures	19,925
Other liabilities	24,771
Total liabilities	$1,189,017

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	102,971
Retained earnings	31,335
Accumulated other comprehensive income	3,147
Other equity capital components	0
Total bank equity capital	137,972
Noncontrolling (minority) interests in consolidated subsidiaries	1,021

Total equity capital	138,993
Total liabilities, and equity capital	$1,328,010

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf Directors Carrie Tolstedt Michael Loughlin